SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 25, 2003

GRIC COMMUNICATIONS, INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-27871	77-0368092
(Commission File Number)	(IRS Employer Identification No.)

1421 McCarthy Blvd., Milpitas, California	95035
(Address of principal executive offices)	(Zip Code)

(408) 955-1920

(Registrant’s telephone number, including area code)

Item 2:          Acquisition or Disposition of Assets.

On December 1, 2003, GRIC Communications, Inc. (“GRIC”) announced that it had completed its acquisition of Axcelerant, Inc., a Delaware corporation (“Axcelerant”), with Axcelerant continuing as a wholly-owned subsidiary of GRIC (the “Merger”), pursuant to the Agreement and Plan of Reorganization (the “Merger Agreement”), dated as of August 12, 2003, by and among GRIC, Axcelerant and Amber Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of GRIC.  The Merger was approved by stockholders of GRIC and Axcelerant at meetings held on November 25, 2003.  As a result of the Merger, holders of Axcelerant common stock, Series A preferred stock and Series B preferred stock will receive 0.4436 shares, 0.4436 shares and 0.5766 shares of GRIC common stock, respectively, for each corresponding share of Axcelerant stock that they own, or a total of approximately 9.2 million shares of GRIC common stock for all outstanding shares of Axcelerant capital stock.  GRIC also assumed all outstanding Axcelerant stock options, and has reserved an aggregate of approximately 600,000 shares of GRIC common stock for issuance upon exercise of these options.  The Merger is intended to qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended.

The Merger Agreement and the press release announcing the completion of the Merger are attached as exhibits under Item 7(c) of this report.

Item 5:          Other Events.

At the special meeting of stockholders held on November 25, 2003, the stockholders of GRIC approved an amendment to GRIC’s Second Amended and Restated Certificate of Incorporation, to increase the authorized number of shares of common stock of GRIC from 50,000,000 shares, $0.001 par value per share, to 100,000,000 shares, $0.001 par value per share.  The amendment is attached as an exhibit under Item 7(c) of this report.

Also, effective today, Jim Goodman of Gemini Investors has joined GRIC’s board of directors as its seventh member.  Prior to founding Gemini Investors, which invests in middle market companies, Goodman was a Vice President for four years with Berkshire Partners and a management consultant with Bain & Company. He currently serves on the board of directors of several private and public companies, and previously sat on Axcelerant’s board. Goodman received his A.B., M.B.A., and J.D. degrees from Harvard University.

Item 7:          Financial Statements and Exhibits.

(a)                                  Financial Statements of Business Acquired.

The financial statements required by paragraph (a) of Item 7 of Form 8-K are not included in this report.  These financial statements will be filed as soon as practicable, but not later than 60 days after the date on which this initial report was required to be filed.

(b)                                  Pro Forma Financial Information.

The pro forma financial statements required by paragraph (b) of Item 7 of Form 8-K are not included in this report.  These financial statements will be filed as soon as practicable, but not later than 60 days after the date on which this initial report was required to be filed.

(c)                                  Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Exhibit Description

2.01

Agreement and Plan of Reorganization, dated August 12, 2003, by and among the Registrant, Amber Acquisition Corporation and Axcelerant, Inc. (Incorporated by reference to Exhibit 2.01 of the Registrant’s current report on Form 8-K filed with the Securities and Exchange Commission on August 13, 2003.)

4.01

Certificate of Amendment to Second Amended and Restated Certificate of Incorporation.  (Incorporated by reference to Exhibit 3.06 of the Registrant’s registration statement on Form S-4 filed with the Securities and Exchange Commission on September 22, 2003.)

99.01	Press Release dated December 1, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GRIC COMMUNICATIONS, INC.

Date: December 3, 2003	By:	/s/ David L. Teichmann
David L. Teichmann
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Exhibit Description

2.01

Agreement and Plan of Reorganization, dated August 12, 2003, by and among the Registrant, Amber Acquisition Corporation and Axcelerant, Inc. (Incorporated by reference to Exhibit 2.01 of the Registrant’s current report on Form 8-K filed with the Securities and Exchange Commission on August 13, 2003.)

4.01

Certificate of Amendment to Second Amended and Restated Certificate of Incorporation.  (Incorporated by reference to Exhibit 3.06 of the Registrant’s registration statement on Form S-4 filed with the Securities and Exchange Commission on September 22, 2003.)

99.01	Press Release dated December 1, 2003.